EXHIBIT 99.1

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and
Members of VM Direct, LLC


We have audited the accompanying consolidated balance sheet of VM Direct, LLC and subsidiary as of December 31, 2005, and the related consolidated statements of operations and comprehensive income (loss), members' deficit and cash flows for the years ended December 31, 2005 and 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of VM Direct, LLC and subsidiary as of December 31, 2005, and the results of their operations and their cash flows for the years ended December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.




Weinberg & Company, P.A.


Los Angeles, California
June 15, 2006

                          VM DIRECT, LLC AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                       DECEMBER 31,    MARCH 31,
                                                            2005         2006
                                                         ---------    ---------
                 ASSETS                                              (unaudited)

Current assets:
      Cash and cash equivalents ......................   $     265    $     397
      Accounts receivable, net .......................          27           20
      Inventories, net ...............................         154          157
      Prepaid expenses and other assets ..............          25           33
                                                         ---------    ---------

              Total current assets ...................         471          606
Property and equipment, net ..........................         238          234
Deposits and other assets ............................         175          182
                                                         ---------    ---------

              Total assets ...........................   $     884    $   1,022
                                                         =========    =========

     LIABILITIES AND MEMBERS' DEFICIT

Current liabilities:
      Accounts payable ...............................   $     343    $     248
      Accrued expenses ...............................         413          420
      Accrued commissions ............................         424          770
      Due to affiliate ...............................          54          118
      Note payable ...................................          50           50
                                                         ---------    ---------

              Total current liabilities ..............       1,284        1,605
                                                         ---------    ---------


Commitments and Contingencies


Members' deficit:
      Members' Capital Contributions .................       4,460        4,242
      Deferred Compensation ..........................         (57)         (52)
      Foreign Currency Translation ...................          (1)         (11)
      Accumulated deficit ............................      (4,802)      (4,761)
                                                         ---------    ---------

              Total members' deficit .................        (400)        (582)
                                                         ---------    ---------

      Total liabilities and members' deficit .........   $     884    $   1,022
                                                         =========    =========


                 See Notes to Consolidated Financial Statements

                          VM DIRECT, LLC AND SUBSIDIARY

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                                 (IN THOUSANDS)



                                          Years ended           Three months
                                          December 31,         ended March 31,
                                       ------------------    ------------------
                                         2005       2004       2006       2005
                                       -------    -------    -------    -------
                                                                (unaudited)

Revenues ...........................   $ 5,068    $ 2,145    $ 3,258    $   567
Cost of revenues ...................     1,248        166        690        119
                                       -------    -------    -------    -------

Gross profit .......................     3,820      1,979      2,567        448

Commission expenses ................     2,341        954      1,615        220
Other operating expenses ...........     2,646      2,640        900        616
                                       -------    -------    -------    -------

      Operating income (loss) ......    (1,167)    (1,614)        52       (388)
Other income (expense) .............       (56)         5        (11)        (4)
                                       -------    -------    -------    -------

Net income (loss) ..................    (1,223)    (1,609)        41       (392)
Foreign currency translation .......        (1)      --          (10)      --
                                       -------    -------    -------    -------

Comprehensive income (loss) ........   $(1,224)   $(1,609)   $    31    $  (392)
                                       =======    =======    =======    =======


                 See Notes to Consolidated Financial Statements

                          VM DIRECT, LLC AND SUBSIDIARY

                   CONSOLIDATED STATEMENTS OF MEMBERS' DEFICIT
                                 (IN THOUSANDS)

                                                                                 Foreign
                                        Members'      Deferred     Currency     Accumulated
                                        Capital     Compensation  Translation     Deficit         Total
                                       ----------    ----------    ----------    ----------    ----------
Balance, January 1, 2004 ...........        2,132          --            --          (1,970)          162
Issuance of membership units .......        1,190          --            --            --           1,190
Distributions ......................         --            --            --            --
Net loss ...........................         --            --            --          (1,609)       (1,609)
                                       ----------    ----------    ----------    ----------    ----------

Balance, December 31, 2004 .........        3,322          --            --          (3,579)         (257)

Issuance of membership units .......        1,002          --            --            --           1,002
Distributions ......................          (43)         --            --            --             (43)
Issuance of membership unit warrants          179           (57)         --            --             122
Foreign currency translation .......         --            --              (1)         --              (1)
Net loss ...........................         --            --            --          (1,223)       (1,223)
                                       ----------    ----------    ----------    ----------    ----------

Balance, December 31, 2005 .........        4,460           (57)           (1)       (4,802)         (400)

Issuance of membership units .......         --            --            --            --            --
Distributions ......................         (225)         --            --            --            (225)
Vesting of membership unit options .            7             5          --            --              12
Foreign currency translation .......         --            --             (10)         --             (10)
Net income .........................         --            --            --              41            41
                                       ----------    ----------    ----------    ----------    ----------

Balance, March 31, 2006 (unaudited)    $    4,242    $      (52)   $      (11)   $   (4,761)   $     (582)
                                       ==========    ==========    ==========    ==========    ==========


                 See Notes to Consolidated Financial Statements

                          VM DIRECT, LLC AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                         Years ended           Three months
                                                         December 31,         ended March 31,
                                                      ------------------    ------------------
                                                        2005       2004       2006       2005
                                                      -------    -------    -------    -------
                                                                                (unaudited)
Operating activities:
     Net income (loss) ............................   $(1,223)   $(1,609)   $    41    $  (392)
       Adjustment to reconcile net income (loss)
       to net cash provided by (used
       in) operating activities:
              Depreciation ........................        78         23         27          7
              Foreign currency translation ........        (1)      --          (10)      --
              Equity based compensation expense ...       122       --           12       --
     Changes in assets and liabilities:
              Accounts receivable .................       (24)        (1)         7          3
              Inventory ...........................      (138)        (6)        (3)       (12)
              Other assets ........................        (7)       (30)       (16)      --
              Accounts payable and accrued expenses       816        189        258        (76)
              Due to Affiliate ....................       (56)       109         64         26
                                                      -------    -------    -------    -------

        Net cash provided by (used in) operating
           activities .............................      (432)    (1,325)       380       (445)
                                                      -------    -------    -------    -------

Investing activities:
      Purchases of property and equipment .........      (279)       (19)       (23)        (6)
                                                      -------    -------    -------    -------

        Net cash used in investing activities .....      (279)       (19)       (23)        (6)
                                                      -------    -------    -------    -------

Financing activities:
      Proceeds from sale of member interests ......     1,002      1,190       --          524
      Distributions ...............................       (43)      --         (225)      --
                                                      -------    -------    -------    -------

        Net cash provided by financing
               activities .........................       959      1,190       (225)       524
                                                      -------    -------    -------    -------

Change in cash and cash equivalents ...............       248       (154)       132         74
Cash and cash equivalents, beginning of period ....        17        171        265         17
                                                      -------    -------    -------    -------

Cash and cash equivalents, end of period ..........   $   265    $    17    $   397    $    91
                                                      =======    =======    =======    =======

Supplemental cash flow information:
      Cash paid for interest ......................   $     4    $     2    $     7    $     1
      Cash paid for income taxes ..................      --         --         --         --


                 See Notes to Consolidated Financial Statements

                          VM DIRECT, LLC AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.    THE COMPANY AND BASIS OF PRESENTATION

COMPANY

       VM Direct, LLC a Nevada Limited Liability Company, is a web-based social networking company that hosts and markets a streaming video portal: helloWorld.com. The portal utilizes a commercial-free, subscription-based Application Service Provider (ASP) model, providing subscribers with a wide spectrum of streaming video content as well as an integrated suite of consumer-oriented streaming media applications, including video email, video chat and live web-casting. The Company sells subscriptions to its portal through a unique multi-tiered affiliate program using non-related independent distributors, known as "Affiliates." The Company also markets subscriptions directly to "Retail Customers" who purchase them for their personal use. In addition to offering portal subscriptions, the Company sells select products to these Affiliates to assist them in building their businesses and selling subscriptions.

       The consolidated financial statements include the accounts of VM Direct LLC (see Note 6) and its wholly-owned U.K. subsidiary (the "Company"). Inter-company transactions and balances have been eliminated. The interim consolidated financial statements are unaudited, but in the opinion of management of the Company, contain all adjustments, which include normal recurring adjustments, necessary to present fairly the financial position at March 31, 2006, the results of operations for the three months ended March 31, 2006 and 2005, and the cash flows for the three months ended March 31, 2006 and 2005.

MERGER

       On June 15, 2006, Qorus.com, Inc., an inactive Florida corporation ("Qorus") with no current operations, issued to the Company's members 1,014,589 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Qorus (the "Preferred Stock"), which will be convertible into approximately 1,057,547,456 shares of Qorus's common stock ("Conversion Shares"). The number of shares of Preferred Stock issued to the Members and the number of Conversion Shares gives effect to the issuance of approximately 361,603 membership units by VMdirect for an aggregate purchase price of $625,000, a transaction that was completed immediately prior to the Closing. The transaction will be accounted for as a reverse merger (recapitalization) with the Company deemed the accounting acquirer, and Qorus the legal acquirer.

MANAGEMENT'S PLANS REGARDING CONTINUING OPERATIONS

       The Company had operating losses in 2005 and 2004, and had a working capital deficiency at December 31, 2005. The Company's management implemented significant new initiatives to significantly increase revenue and income during 2006, as well as complete a private placement of $600,000 subsequent to year end. As a result of these changes, management believes that the Company will sustain itself at current business levels and any upturn in business will result in increased bottom line benefit.

NOTE 2.    ACCOUNTING POLICIES

USE OF ESTIMATES AND ASSUMPTIONS

       The  financial  statements  are prepared in  accordance  with  accounting principles generally accepted in the United States of America. Preparing financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Examples of significant estimates used in preparing the accompanying financial statements include, but are not limited to: the carrying value of long-lived assets; useful lives of property and equipment; revenue recognition; and the valuation allowances for receivables, inventories and sales returns, and the value of stock options issued for the purpose of determining stock-based compensation. Actual results and outcomes may materially differ from management's estimates and assumptions.

                          VM DIRECT, LLC AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

CASH AND CASH EQUIVALENTS

       The Company considers all highly liquid investments with remaining maturities of three months or less when acquired to be cash equivalents. The Company holds its cash in what it believes to be credit-worthy financial institutions.

       At March 31, 2006 (unaudited) and December 31, 2005, the Company had $171 and $159, respectively, of funds held by banks as reserves against any possible charge backs and returns on credit card transactions related to customer disputes that are not offset against the Company's daily sales deposit activity. These amounts are reflected as Other Assets on the Company's balance sheet.

INVENTORIES

       Inventories are stated at the lower of cost (determined using the first-in, first-out method) or market. As of March 31, 2006 and December 31, 2005, inventories consisted of finished goods. The Company periodically reviews the on hand inventory for obsolete finished goods.

PROPERTY AND EQUIPMENT

       Property and equipment is stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets or terms of the related lease agreements. Computers and equipment and purchased software are depreciated over three years. Depreciation of the assets is based on the in-service date, and maintenance and repairs are charged to expense as incurred.

REVENUES

       Revenue is generated through the sale of video mail subscriptions to both Affiliate and retail customers and selling aids to Affiliates reduced by sales returns to arrive at net sales. These sales are, in part, on a continuity basis, in which these customers agree to accept monthly charges for recurring services. Revenue related to individual orders of products by customers is recognized upon shipment, while revenues for services are recognized as the underlying services are provisioned. Deferred revenue consists primarily of advanced payments for Company products or services not yet shipped or performed. Fulfillment of product orders is handled both internally and through third-parties, and in all cases VM Direct has title to the goods prior to shipment. In addition, consigned inventory, held at third-party distribution facilities, is recorded in revenue upon the sale and shipment to the Company's customers.

SHIPPING AND HANDLING FEES

       Shipping and handling costs billed to customers are included in sales and the related costs are included in cost of goods sold. Shipping and handling costs are charged to expense as incurred. Total shipping and handling costs of $73, $15, $98 and $86 are included in cost of goods sold for the three months ended March 31, 2006 and 2005 (unaudited) and the years ended December 31, 2005 and 2004, respectively.

PRODUCT RETURNS

       Products returned within the first 60 days of purchase will be refunded at 100 percent of the sales price to first-time purchasers. This 60 day return policy is offered to members only on their first order of any given product offered by the Company. Returned product that was damaged during shipment to the customer is 100 percent refundable. Product returns are tracked for a potential reserve founded on historical experience.

                          VM DIRECT, LLC AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

STOCK-BASED COMPENSATION

       Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), established a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments. SFAS No. 123 was amended by Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which required companies to disclose in interim financial statements the pro forma effect on net income (loss) and net income (loss) per common share of the estimated fair market value of stock options or warrants issued to employees. Through December 31, 2005, the Company accounted for stock-based compensation utilizing the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), with pro forma disclosures of net income (loss) as if the fair value method had been applied. Accordingly, compensation cost for stock options was measured as the excess, if any, of the fair market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock.

       As the exercise price of stock options and warrants issued to employees was not less than the fair market value of the Company's common stock on the date of grant, and in accordance with accounting for such options utilizing the intrinsic value method, there was no related compensation expense recorded in the Company's 2005 consolidated financial statements. The fair value of stock options and warrants issued to officers, directors and employees at not less than fair market value of the Company's common stock on the date of grant was estimated using the Black-Scholes option-pricing model, and the effect on the Company's results of operations is required to be disclosed as if such stock options and warrants had been accounted for pursuant to SFAS No. 123.

       In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (revised 2004), "Share Based Payment" ("SFAS No. 123R"), a revision to SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123R superseded APB No. 25 and amended SFAS No. 95, "Statement of Cash Flows". Effective January 1, 2006, SFAS No. 123R requires that the Company measure the cost of employee services received in exchange for equity awards based on the grant date fair value of the awards, with the cost to be recognized as compensation expense in the Company's financial statements over the vesting period of the awards.

       Accordingly, the Company recognizes compensation cost for equity-based compensation for all new or modified grants issued after December 31, 2005. In addition, commencing January 1, 2006, the Company recognizes the unvested portion of the grant date fair value of awards issued prior to adoption of SFAS No. 123R based on the fair values previously calculated for disclosure purposes over the remaining vesting period of the outstanding stock options and warrants.

       The Company adopted SFAS No. 123R effective January 1, 2006, and is using the modified prospective method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS No. 123R for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123R for all awards granted to employees prior to the effective date of SFAS No. 123R that remain unvested on the effective date.

       The Company accounts for stock option and warrant grants issued to non-employees using the guidance of SFAS No. 123, "Accounting for Stock-Based Compensation" and EITF No. 96-18: "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services," whereby the fair value of such option and warrant grants is determined using the Black-Scholes option pricing model at the earlier of the date at which the non-employee's performance is completed or a performance commitment is reached.

                          VM DIRECT, LLC AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

MEMBER INCENTIVES

       The Company's commission structure is based on a multi-level membership force. Commissions are recorded for sales, including commissions based on bonus points assigned to products which are independent of the product's price. Commissions totaled $1,615, $220, $2,341 and $954 for the three months ended March 31, 2006 and 2005 (unaudited) and years ended December 31, 2005 and 2004, respectively, and are included in the accompanying consolidated statements of operations.

IMPAIRMENT OF LONG-LIVED ASSETS

       Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

FAIR VALUE OF FINANCIAL INSTRUMENTS

       The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value due to the short maturity of these financial instruments. The carrying value of debt obligation approximates fair value as the obligation was negotiated at market rates.

TRANSLATION OF FOREIGN CURRENCIES

       The foreign subsidiaries' asset and liability accounts are translated for consolidated financial reporting purposes into U.S. dollar amounts at year-end exchange rates. Revenue and expense accounts are translated at the average rates during the year.

RECENT ACCOUNTING PRONOUNCEMENTS

       In November 2004, the FASB issued Statement of Financial Accounting Standards No. 151, "Inventory Costs". This Statement amends the guidance in ARB No. 43 Chapter 4 Inventory Pricing, to require items such as idle facility costs, excessive spoilage, double freight and rehandling costs to be expensed in the current period, regardless if they are abnormal amounts or not. This
Statement will become effective for us in the first quarter of 2006. The adoption of SFAS No. 151 is not expected to have a material impact on our financial condition, results of operations, or cash flows.

       In May 2005, the FASB issued Statement No. 154 ("SFAS 154") "Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects of the cumulative effect of the change. In the event the Company changes accounting principles, it will evaluate the impact of SFAS 154.

                          VM DIRECT, LLC AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 3.    PROPERTY AND EQUIPMENT

       Property and equipment consists of the following (in thousands):

                                                        DECEMBER 31,   MARCH 31,
                                                            2005         2006
                                                          --------     --------
                                                                     (unaudited)
Furniture and fixtures ...............................    $      9     $      9
Computers and equipment ..............................         135          158
Purchased software ...................................         216          216
                                                          --------     --------
                                                               360          383
Less: accumulated depreciation .......................        (122)        (149)
                                                          --------     --------

                                                          $    238     $    234
                                                          ========     ========

       Depreciation expense for the three months ended March 31, 2006 and 2005 (unaudited) and the fiscal years 2005 and 2004 was $27, $7, $78 and $23, respectively.

NOTE 4.    NOTE PAYABLE

       The Company has an unsecured note payable outstanding to a third party in the principal amount of $50. The note bears interest at 5% per annum and is due on demand. Accrued interest outstanding on the note amounted to $9 and $8 as of March 31, 2006 (unaudited) and December 31, 2005.

NOTE 5.    COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

       The Company leases two adjacent facilities under non-cancelable operating leases that expire within the next two years. Minimum lease payments under these non-cancelable operating leases for the future years ending December 31 are as follows (in thousands):

                                                DECEMBER 31,   MARCH 31,
                                                    2005         2006
                                                  --------     --------
                                                              (unaudited)

         2006 ...............................     $    109     $     85
         2007 ...............................           11           11
                                                  --------     --------

         Total ..............................     $    120     $     96
                                                  ========     ========


       Rent  expense  for the  three  months  ended  March  31,  2006  and  2005
(unaudited) and fiscal years 2005 and 2004 was $24, $12, $80 and $72, respectively.

LEGAL PROCEEDINGS

       On August 4, 2005, the Company filed a lawsuit in the District Court of Clark County, Nevada, against a former employee alleging a number of complaints including fraud, breach of oral contract, intentional interference, negligent interference and injunctive relief. Additionally, on August 5, 2005, the Company was served with a lawsuit filed in the District Court of Clark County, Nevada, by this same former employee for alleged breach of employment contract and wrongful termination. The Company believes there exists no basis for the former employee's

                          VM DIRECT, LLC AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 5.    COMMITMENTS AND CONTINGENCIES (CONTINUED)

claims and intends to pursue its claims, and defend the employee's claims, vigorously. In the event the Company's assessment of the case is incorrect, or the former employee actually obtains a favorable judgment for the claimed damages, management of the Company believes that the economic impact on the Company would be insignificant and would not materially affect the Company's operations.

       The Company is also subject to litigation and claims in ordinary course of business. Management believes none of these matters would have a material adverse effect on the financial condition or results of operations of the Company.

NOTE 6.    MEMBERS' EQUITY

       The Company is a limited liability company; therefore, no member, manager, agent or employee of the Company is personally liable for the debts, obligations, or liabilities of the Company, whether arising in contract, tort or otherwise, or for the acts or omissions of any other member, director, manager, agent or employee of the Company, unless the individual has signed a specific personal guarantee.

       The Company currently has nine members that share profits and losses as discussed below:

       Allocation of Profits. Except as otherwise provided below, Profits shall be allocated: first, to and among the members, pro rata, in proportion to and to the extent by which (a) the cumulative Losses allocated to the members for all prior fiscal years exceeds (b) the cumulative Profits allocated to the members for all prior fiscal years; and, thereafter, to and among the members, pro rata, in accordance with their respective percentage membership interests.

       Allocation of Losses. Except as otherwise provided below, Losses shall be allocated: first, to and among the members, pro rata, in proportion to and to the extent by which (i) the cumulative Profits allocated to the members for all prior fiscal years exceeds (ii) the cumulative Losses allocated to the members for all prior fiscal years; and, thereafter, to and among the members, pro rata, in accordance with their respective percentage membership interests.

       Limitation on Losses. Losses allocated shall not exceed the maximum amount of Losses that can be so allocated without causing a member to have an, or to increase an existing, Adjusted Capital Account Deficit at the end of any fiscal year. In the event some but not all of the members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses, the limitation set forth herein shall be applied on an member-by-member basis so as to allocate the maximum permissible Losses to each member under applicable Internal Revenue Service regulations. All Losses in excess of this limitation shall be allocated to the other members in accordance with the percentage determined by dividing their percentage membership interests by the aggregate membership interests held by all members receiving the allocation (but excluding for this purpose the membership interests held by members not receiving the allocation).

                          VM DIRECT, LLC AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 7.    MEMBERSHIP UNIT OPTIONS AND WARRANTS

MEMBERSHIP UNIT OPTIONS

       The Company has occasionally granted options for the purchase of membership units to officers, directors, employees and consultants, although no formal stock option plan was in existence as of December 31, 2005. Options granted in 2005 typically vest over four years, with 25% of the options vesting after 12 months and 75% vesting monthly over the remaining three years

       The following is a summary of option activity for the three months ended March 31, 2006 (unaudited) and year ended December 31, 2005 (in thousands, except per share data):

                                            2005                      2006
                                   -----------------------   -----------------------
                                                 Weighted                  Weighted
                                                  Average                   Average
                                   Number of     Exercise    Number of     Exercise
                                    Options       Price       Options       Price
                                   ----------   ----------   ----------   ----------

Outstanding at beginning of year         --           --            176   $     1.10

Granted ........................          176   $     1.10           51         1.40

Exercised ......................         --           --           --           --

Cancelled ......................         --           --           --           --
                                   ----------   ----------   ----------   ----------

Outstanding at end of period ...          176   $     1.10          227   $     1.17
                                   ==========   ==========   ==========   ==========

Exercisable at end of period ...           19   $     1.10           19   $     1.10
                                   ==========   ==========   ==========   ==========


       The Company recognized compensation expense from membership unit options of $7 during the three months ended March 31, 2006 (unaudited) and had deferred compensation expense, which has not been recorded on the Company's balance sheet, of $105 at March 31, 2006 (unaudited).

       The  following   table   summarizes   information   about  stock  options
outstanding at March 31, 2006 (unaudited) and December 31, 2005:

                                          2005                                                          2006
               ---------------------------------------------------------    -------------------------------------------------------
                   Options Outstanding           Options Exercisable           Options Outstanding         Options Exercisable
               -----------------------------  --------------------------    --------------------------  ---------------------------
                                 Weighted                    Weighted                      Weighted                     Weighted
                                  Average                     Average                       Average                      Average
                                 Exercise                    Exercise                      Exercise                     Exercise
   Price          Number           Price        Number         Price          Number         Price        Number          Price
------------   -------------    ------------  -----------    -----------    -----------    -----------  -----------    ------------
   $1.10           176             $1.10          19           $1.10           227           $1.17          19            $1.10

                          VM DIRECT, LLC AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 7.    MEMBERSHIP UNIT OPTIONS AND WARRANTS (CONTINUED)

MEMBERSHIP UNIT WARRANTS

       The Company has granted warrants to purchase membership units in connection with professional services performed by various consultants. The following is a summary of stock purchase warrant activity for the three months ended March 31, 2006 (unaudited) and year ended December 31 (in thousands, except per share data):

                                             2005                     2006
                                   -----------------------   -----------------------
                                                 Weighted                 Weighted
                                                  Average                  Average
                                   Number of     Exercise    Number of    Exercise
                                    Warrants      Price       Warrants      Price
                                   ----------   ----------   ----------   ----------
Outstanding at beginning of year         --           --            369   $     1.10

Granted ........................          369   $     1.10         --           --

Exercised ......................         --           --           --           --

Cancelled ......................         --           --           --           --
                                   ----------   ----------   ----------   ----------

Outstanding at end of year .....          369   $     1.10          369   $     1.10
                                   ==========   ==========   ==========   ==========

Exercisable at end of year .....          253   $     1.10          256   $     1.10
                                   ==========   ==========   ==========   ==========

      The estimated fair value of such warrants issued by the Company during the year ended December 31, 2005 was $179, of which $5 and $122 was recognized as expense during the three months ended March 31, 2006 (unaudited) and the year ended December 31, 2005.

       The fair value of options  and  warrants  were  estimated  on the date of
grant  using  the   Black-Scholes   option  pricing  model  with  the  following
weighted-average assumptions for the periods indicated:

Dividend yield                                      --
Risk-free interest rate                           4.50%
Expected volatility                              50.00%
Expected life of options                        4 years

                          VM DIRECT, LLC AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


NOTE 8.    RELATED PARTIES

       On  January  1,  2003,  the  Company  entered  into a  Software  Services
Agreement with RazorStream, LLC, an affiliate of the Company through common members, pursuant to which RazorStream supervised the Company's development of various software applications and other software technologies. Under the agreement, RazorStream was entitled to own certain software technology arising from the development (the "Core Technology"), while the Company owned its pre-existing technology, certain software applications created during the development and other software applications or technology developed outside the scope of the Agreement.

       In connection with the Software Services Agreement, the parties entered into a Technology License Agreement pursuant to which RazorStream granted the Company a non-exclusive, royalty-free, worldwide perpetual license to use and otherwise exploit the Core Technology, including in source code format.

       On May 1, 2005, each of the Software Services Agreement and Technology License Agreement were terminated by mutual agreement of the parties and superseded by the License, Hosting and Services Agreement (the "License Agreement"), entered into to be effective as of May 1, 2005, to which the Company and RazorStream continue to be parties. The License Agreement terminates on December 31, 2006. Under the License Agreement, RazorStream (a) will charge the Company $5 per new subscriber account exceeding 20,000 accounts (purchasable in 20,000 account increments); (b) is entitled to (1) ten percent (10%) of the Company's total gross revenue from all active subscriber accounts billed at $25.00 or more per month total gross subscription, with a minimum amount of $3 per each such subscriber account per month, (2) terms to be mutually agreed upon by the parties for all subscriber accounts billed at less than $25.00 per month, and (3) terms to be mutually agreed upon by the parties for all advertising-based "free" subscriber accounts, provided, however that such terms will provide for a minimum amount of $0.25 per each such subscriber account per month; and (c) is entitled to a minimum guarantee of $50,000 per month, commencing April 1, 2006, that is non-refundable but that will be credited against the above fees.

       In connection with the services discussed above, the Company incurred expenses of $137, $30, $245 and $120 during the three months ended March 31, 2006 and 2005 (unaudited), and for the year ended December 31, 2005 and 2004. Due to affiliates of $118 and $54 as of March 31, 2006 (unaudited) and December 31, 2005 represent amounts due to Razorstream. These amounts are unsecured, non-interest bearing which are due for services rendered as discussed above.


                                      F-14